UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2023

CHS Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-36079

Minnesota				41-0251095
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification Number)
5500 Cenex Drive
	Inver Grove Heights,	Minnesota	55077
(Address of principal executive offices, including zip code)
	(651)	355-6000
(Registrant's telephone number, including area code)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

2023 Revolving Credit Agreement

On April 21, 2023, CHS Inc. (the "Company") entered into a 2023 Third Amended and Restated Credit Agreement (5-Year Revolving Loan) (the "2023 Revolving Credit Agreement") with CoBank, ACB ("CoBank"), for its own benefit as a lender and as the administrative agent and the bid agent for the benefit of the present and future lenders, Sumitomo Mitsui Banking Corporation, for its own benefit as a lender and as the syndication agent, and the other lenders thereto, which 2023 Revolving Credit Agreement amends and restates the 2019 Amended and Restated Credit Agreement (5-Year Revolving Loan) (the "2019 Revolving Credit Agreement"), dated as of July 16, 2019, by and between the Company, CoBank, for its own benefit as a lender and as the administrative agent and the bid agent for the benefit of the present and future lenders, Coöperatieve Rabobank U.A., New York Branch and Sumitomo Mitsui Banking Corporation, for their own benefit and as syndication agents for the lenders, and the other lenders thereto. The 2023 Revolving Credit Agreement provides for a committed revolving credit facility in the amount of $2,800,000,000, subject to an increase option under the 2023 Revolving Credit Agreement to an aggregate committed amount not exceeding $3,500,000,000. The 2023 Revolving Credit Agreement expires on April 21, 2028, subject to up to two one-year extensions under the 2023 Revolving Credit Agreement. The 2019 Revolving Credit Agreement provided for a $2,750,000,000 (subject to an increase option to an aggregate committed amount not exceeding $3,450,000,000) committed revolving credit facility and was set to expire on July 16, 2024.

The 2023 Revolving Credit Agreement includes a letter of credit facility in the amount of up to $200,000,000, the outstanding amount of which decreases the available commitment under the 2023 Revolving Credit Agreement.

As of April 21, 2023, $0 was drawn under the 2023 Revolving Credit Agreement.

The Company's obligations under the 2023 Revolving Credit Agreement are unsecured, except with respect to (i) certain cash collateral required to be deposited under certain circumstances in connection with issued letters of credit and (ii) certain statutory liens in favor of CoBank.

Borrowings under the 2023 Revolving Credit Agreement will bear interest at a reference rate, as determined in accordance with the 2023 Revolving Credit Agreement (the "Base Rate"), plus an applicable margin or, if the Company requests, at the Term SOFR Rate, as determined in accordance with the 2023 Revolving Credit Agreement (the "Term SOFR Rate"), plus an applicable margin. The applicable margin under the 2023 Revolving Credit Agreement is based on the Company's ratio of consolidated funded debt to consolidated cash flow and ranges between 1.00% and 1.55% for Term SOFR Rate loans and between 0.00% and 0.55% for Base Rate loans.

The Company is required to pay certain fees (including a facility fee), on drawn and undrawn committed amounts, in connection with the 2023 Revolving Credit Agreement.

The proceeds of the loans under the 2023 Revolving Credit Agreement will be used by the Company (i) to fund working capital requirements, (ii) for general corporate purposes, including funding capital expenditures, (iii) to support issuances of letters of credit and (iv) to payoff swingline advances made pursuant to the 2023 Revolving Credit Agreement.

The 2023 Revolving Credit Agreement contains customary representations, warranties and covenants, including financial covenants (i) to have, as of the end of each fiscal quarter, a consolidated net worth equal to or greater than $4,000,000,000, (ii) to have, as of the end of each fiscal quarter, a ratio of consolidated funded debt divided by consolidated cash flow, as measured on the previous consecutive four fiscal quarters, of no greater than 3.50 to 1.00 and (iii) to not permit the ratio of adjusted consolidated funded debt to consolidated net worth to exceed 0.80 to 1.00, as measured at the end of each fiscal quarter. The 2023 Revolving Credit Agreement also restricts the Company and its consolidated subsidiaries from creating or incurring any Priority Debt (as defined in the 2023 Revolving Credit Agreement), if after giving effect thereto, the aggregate outstanding principal amount of all Priority Debt would exceed 20.0% of the Company's consolidated net worth.

The 2023 Revolving Credit Agreement contains customary events of default, including cross-defaults relating to other indebtedness. The occurrence of certain events of default will, at the option of the administrative agent or at the direction of lenders whose aggregate individual commitments under the 2023 Revolving Credit Agreement constitute more than 50.0% of the total commitments thereunder, result in the entire debt under the 2023 Revolving Credit Agreement becoming immediately due and payable. The occurrence of certain other events of default involving insolvency or bankruptcy of the Company or any of its significant subsidiaries will result in the entire debt under the 2023 Revolving Credit Agreement becoming immediately due and payable without any action by or on behalf of the administrative agent or the lenders.

CoBank and certain other lenders that are parties to the 2023 Revolving Credit Agreement are also parties to one or more of the Company's other outstanding credit facilities, including, without limitation, the 2015 Term Loan Credit Agreement (as defined below), as amended by the 2015 Term Loan Credit Agreement Amendment (as defined below). Also, certain lenders that are parties to the 2023 Revolving Credit Agreement and/or their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.

The foregoing description of the 2023 Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2015 Term Loan Credit Agreement Amendment

In connection with the execution of the 2023 Revolving Credit Agreement, on April 21, 2023, the Company also entered into a Fourth Amendment (the "2015 Term Loan Credit Agreement Amendment") to that certain 2015 Credit Agreement (10-Year Term Loan) (the "2015 Term Loan Credit Agreement"), dated as of September 4, 2015, as amended by the First Amendment to the 2015 Term Loan Credit Agreement, dated as of June 30, 2016, as amended by the Second Amendment to the 2015 Term Loan Credit Agreement, dated as of July 16, 2019, as amended by the Third Amendment to the 2015 Term Loan Credit Agreement, dated as of February 19, 2021 and as amended by the Fourth Amendment to the 2015 Term Loan Credit Agreement, dated as of April 21, 2023 by and between the Company, CoBank, for its own benefit as a lender and as the administrative agent for the benefit of the present and future lenders, and the other lenders party thereto.

Pursuant to the 2015 Term Loan Credit Agreement Amendment, certain definitions, representations and warranties, covenants, events of default and other provisions included in the 2015 Term Loan Credit Agreement were amended to conform to the corresponding definitions, representations and warranties, covenants, events of default and provisions included in the 2023 Revolving Credit Agreement.

The foregoing description of the 2015 Term Loan Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Term Loan Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2023 Amended and Restated Credit Agreement (5-Year Revolving Loan), dated as of April 21, 2023.

10.2	Fourth Amendment, dated as of April 21, 2023, to that certain 2015 Credit Agreement (10-Year Term Loan), dated as of September 4, 2015, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: April 25, 2023	By:	/s/ Olivia Nelligan
Olivia Nelligan
Executive Vice President, Chief Financial Officer and Chief Strategy Officer